Exhibit 10.9

AGREEMENT

This Agreement dated as of April 5, 2005 (this “Agreement”) is made and entered into by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and Michael W. Harlan (“Employee”).

PRELIMINARY STATEMENT

The Company has granted to Employee 42,129 shares of common stock, par value $0.001 per share, of the Company (the “Awarded Shares”) pursuant to the award agreement attached hereto as Exhibit A (the “Award Agreement”), which was authorized and approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Awarded Shares were not awarded pursuant to any plan that has heretofore been approved by the stockholders of the Company.

The premises on which the Company granted Employee the Awarded Shares were based on an administrative oversight in that the number of Awarded Shares, taken together with similar awards of shares to other employees of the Company (all such awards of shares and the Awarded Shares, collectively, the “Shares Subject to Ratification”) exceeded the maximum number of shares of Common Stock available for such awards pursuant to the de minimis exception available under Nasdaq Marketplace Rule 4350(i)(A), as in effect at the times such awards were made.

At the 2005 annual meeting of stockholders of the Company (the “2005 Annual Meeting”), the Company will request that its stockholders approve a proposal to ratify the awards and issuances of all the Shares Subject to Ratification (the “Proposal”). The Committee has indicated that, following the 2005 Annual Meeting, if the stockholders approve the Proposal at the 2005 Annual Meeting, the Committee currently intends to ratify the grant of the Shares Subject to Ratification, including the Awarded Shares, and any and all associated award agreements (such Committee action, the “Ratification”).

The parties hereto have concluded that it is in their respective best interests that: (1) pending the stockholder vote on the Proposal at the 2005 Annual Meeting, Employee will enter into the lockup arrangements and other restrictions this Agreement provides; and (2) if the stockholders of the Company do not approve the Proposal at the 2005 Annual Meeting, (a) the Award Agreement will be rescinded by this Agreement, effective as of the adjournment of the 2005 Annual Meeting, and (b) Employee will return to the Company, and the Company will cancel, all the Awarded Shares.

NOW, THEREFORE, in consideration of the premises and agreements this Agreement contains and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the undersigned hereby agree as follows:

1. Lockup Agreement and Other Restrictions and Limitations. Until the occurrence of both the requisite stockholder vote approving the Proposal at the 2005 Annual Meeting (in accordance with the Company’s Bylaws, as currently in effect) and the Ratification, Employee: (a) will not, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any of the Awarded Shares or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Awarded Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (b) will not be entitled to vote any of the Awarded Shares on any matter that may be submitted to a vote of the Company’s stockholders; and (c) will not be entitled to receive any dividends on, or any distribution with respect to, any of the Awarded Shares. In furtherance of the foregoing, the Company and its transfer agent, American Stock Transfer & Trust Company, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Section 1. Employee hereby irrevocably authorizes the Company to direct American Stock Transfer & Trust Company to make or cause to be effected appropriate book entries to return the Awarded Shares to the Company under Section 2 hereof.

2. Rescission of Awards; Return of the Awarded Shares. If the Company does not receive the requisite stockholder vote to approve the Proposal at the 2005 Annual Meeting (in accordance with the Company’s Bylaws, as currently in effect), then, effective as of the adjournment of the 2005 Annual Meeting: (a) the awards of the Awarded Shares will be rescinded; (b) the issuance of the Awarded Shares will be rescinded and the Awarded Shares will cease to be outstanding for any and all purposes; and (c) at the direction of the Company, American Stock Transfer & Trust Company will make the book entries necessary to reflect the rescission of the issuance of the Awarded Shares. If the award and issuance of the Awarded Shares are rescinded as provided in the first sentence of this Section 2, then the Company, through the Committee, intends to provide other compensation to the Participant to replace the Awarded Shares.

3. Releases. Employee (a) permanently waives any rights he may have under any Award Agreement or any other agreement relating to the Awarded Shares and (b) unconditionally and irrevocably releases and forever discharges, to the fullest extent permitted by applicable law, the Company and each of its officers, directors, employees, agents, affiliates, representatives and counsel (collectively, the “Released Parties”) from any and all debts, liabilities, obligations, claims, demands, actions or causes of action, suits, judgments or controversies of any kind whatsoever (collectively, “Claims”) against the Released Parties, or any of them, that arise out of or are based on any act or failure to act (including any act or failure to act that constitutes ordinary or gross negligence or reckless or willful, wanton misconduct), misrepresentation, omission, transaction, fact, event or other matter relating to the original grant of any of the Awarded Shares (including any inducement to remain in the employment of the Company or any of its subsidiaries), the rescission of the award of the Awarded Shares, or any past, present or future breach or alleged breach of the Award Agreement (whether based on any right of action at law or in equity or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued). Employee further agrees not to file or bring any litigation or institute any other proceeding before any court or other governmental authority or arbitrator on the basis of or respecting any Claim concerning any of the foregoing matters against any Released Party.

4. Representations and Warranties of Employee. Employee represents and warrants to the Company as follows:

(a) Authority. Employee has the legal capacity and all requisite power and authority to enter into this Agreement and to consummate the agreements and release contemplated hereby. Employee: (i) acknowledges that he fully comprehends and understands all the terms of this Agreement and their legal effects; and (ii) expressly represents and warrants that (A) he has executed this Agreement voluntarily and without reliance on any statement or representation of the Company or any of its representatives and (B) he had the opportunity to consult with an attorney of his choice regarding this Agreement.

(b) Enforceability. This Agreement has been executed and delivered by Employee and constitutes his legal, valid and binding obligation, enforceable against him in accordance with the terms hereof, except as that enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether that enforceability is considered in a proceeding at law or in equity).

5. Entire Agreement; Successors and Assigns; Amendments and Waivers. This Agreement is intended by the parties hereto as a final expression of their agreement and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter to which this Agreement relates. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter. This Agreement shall be binding on each of the parties hereto, and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Employee and the Company and each of the other Released Parties, and their respective heirs, executors, administrators, successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer on any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The provisions of this Agreement may not be amended, modified or supplemented except by an instrument in writing signed by each of the parties hereto. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by any party of the breach of any term or condition contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or condition contained herein.

6. Further Assurances. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary under applicable laws, and execute and deliver such documents and other papers as may be required to carry out the provisions of this Agreement, and to consummate, perform and make effective the agreements and release contemplated hereby.

7. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

8. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to any conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.

10. Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties hereto as expressed herein; and if such a modification is not possible, that provision will be severed from this Agreement; and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

/s/ Michael W. Harlan
EMPLOYEE

U.S. CONCRETE, INC.

/s/ Vincent D. Foster
Vincent D. Foster
Chairman of the Board of Directors

Exhibit A

RESTRICTED STOCK AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made effective as of March 19, 2003, by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and Michael W. Harlan (“Grantee”). For value received, the company hereby grants to Grantee a restricted stock award (this “Award”) of 42,129 shares (the “Awarded Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), effective as of March 19, 2003 (the “Grant Date”), upon and subject to the terms and conditions set forth herein.

TERMS AND CONDITIONS OF AWARD

1. GRANT. This Award shall evidence Grantee’s ownership of the Awarded Shares, and Grantee acknowledges that he will not receive a stock certificate representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Award. The Awarded Shares will be held in custody for the Grantee, in a book entry account, until the Awarded Shares have vested in accordance with Section 2 of this Award. Upon vesting of the Awarded Shares, the Company shall instruct its transfer agent to deliver to Grantee all Awarded Shares or, upon request by Grantee in accordance with Section 4.1 of this Award, withhold that number of Awarded Shares necessary to satisfy any applicable tax withholding obligation of Grantee in accordance with the provisions of Section 4.1 of this Award and thereafter instruct its transfer agent to deliver to Grantee all remaining Awarded Shares. Grantee agrees that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Award, including, but not limited to, the forfeiture conditions set forth in Section 2.2 of this Award and the restrictions on transfer set forth in Section 2.3 of this Award.

2. AWARDED SHARES.

2.1 VESTING. Except as otherwise provided in any written agreement between the Grantee and the Company, or in Sections 2.2 and 2.3 of this Award, or unless the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) determines otherwise, the Awarded Shares shall vest on March 19, 2008 (the “Vesting Date”).

2.2 CONDITIONS OF FORFEITURE. Except as otherwise provided in any written agreement between the Grantee and the Company, or unless the Board or the Committee determines otherwise, if Grantee’s service as an employee of the Company or, if not an employee of the Company, as a director of the Company is interrupted or terminated prior to the Vesting Date, all Awarded Shares shall, without further action of any kind by the Company or Grantee, be forfeited.

All Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by the Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited Awarded Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited Awarded Shares automatically upon such forfeiture. Following such forfeiture, Grantee shall have no further rights with respect to such forfeited Awarded Shares. By acceptance of this Award, Grantee irrevocably grants to the Company a power of attorney to transfer Awarded Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. The provisions of this Award regarding transfers of Awarded Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

2.3 NON-TRANSFERABILITY. This Award may not be transferred, assigned, pledged or otherwise encumbered by Grantee in any manner whatsoever, except that the Award may be transferred by will or by the laws of descent and distribution. References to Grantee, to the extent relevant in the context, shall include references to authorized transferees. Except as otherwise determined by the Board or the Committee, Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of, by operation of law or otherwise, any Awarded Shares (each, a “transfer”) prior to the date such Awarded Shares vest. Any such transfer by Grantee in violation of this Section 2.3 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Awarded Shares.

3. DIVIDEND AND VOTING RIGHTS. Subject to the restrictions contained in this Award, Grantee shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof. In the event of forfeiture of the Awarded Shares, Grantee shall have no further rights with respect to such Awarded Shares. However, the forfeiture of the Awarded Shares pursuant to Section 2.2 hereof shall not create any obligation to repay cash dividends received as to such Awarded Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Awarded Shares prior to forfeiture.

4. TAX MATTERS.

4.1 Upon written request from Grantee to the Company, which shall be provided to the Company not less than five business days prior to the Vesting Date, the Company shall withhold from the Awarded Shares that otherwise would have been delivered to the Grantee a number of Awarded Shares necessary to satisfy all applicable federal, state and local income and employment tax withholding requirements (“Required Withholding”), and deliver the remaining Awarded Shares to the Grantee. The number of Awarded Shares to be withheld by the Company, if applicable, to satisfy Grantee’s Required Withholding obligations shall be based on the fair market value of the Awarded Shares on the last business day prior to the date such Awarded Shares vest.

4.2 Grantee acknowledges that the tax consequences associated with the award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the Award.

4.3 Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Grantee also understands that Grantee may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

5. GOVERNING LAW. This Award shall be construed, interpreted and enforced in accordance with the laws of the State of Texas without regard to any applicable conflicts of laws.

6. BINDING EFFECT. This Award shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 2 of this Award.

7. SEVERABILITY. The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award, and each other provision of this Award shall be severable and enforceable to the extent permitted by law.

8. AMENDMENT; WAIVER; MISCELLANEOUS. This Award may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in this Award may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

9. ENTIRE AGREEMENT. This Award embodies the entire agreement of the parties hereto with respect to the matters contained herein.

IN WITNESS WHEREOF, this Award has been executed as of the date first above written.

U.S. CONCRETE, INC.

By:	/s/ Eugene P. Martineau Eugene P. Martineau

/s/ Michael W. Harlan
Michael W. Harlan